Exhibit 5.1

Thelen Reid & Priest LLP Attorneys At Law 875 Third Avenue New York, NY 10022-6225 Tel. 212.603.2000 Fax 212.603.2001 www.thelenreid.com

July 26, 2006

MTM Technologies, Inc. 850 Canal Street Stamford, CT 06902

Ladies and Gentlemen:

We have represented MTM Technologies, Inc., a New York corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-3 (the "Registration Statement") to be filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of an aggregate amount of 838,081 shares (the "Shares") of the common stock, par value $.001 per share (the "Common Stock"), of the Company, to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In such examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified, photostatic or facsimile copies, and the authenticity of originals of such latter documents. Based upon the foregoing, we are of the opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and have been validly issued and are fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

     Very truly yours,

     /s/ Thelen Reid & Priest LLP

     THELEN REID & PRIEST LLP